Filed Pursuant to Rule 424(b)(3)
PROSPECTUS	Registration No. 333-277934

 Up to 1,923,078 Shares of

Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to an aggregate of 1,923,078 shares of common stock, par value $0.01 per share, of Palatin Technologies, Inc., consisting of (i) 1,831,503 shares of common stock issuable upon exercise of common stock purchase warrants (the “Private Warrants”) that we issued in a private placement in connection with a concurrent registered offering completed on February 1, 2024 (the “February Financing”), and (ii) 91,575 shares of common stock issuable upon exercise of placement agent warrants (the “Placement Agent Warrants” and, together with the Private Warrants, the “Warrants”) that we issued to certain designees of H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as our exclusive placement agent in connection with the February Financing.

The Selling Stockholders may sell the shares of our common stock covered by this prospectus from time to time through any of the means described in the section of this prospectus entitled “Plan of Distribution,” at varying prices determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of shares of common stock offered for resale by the Selling Stockholders.

Our common stock is traded on the NYSE American under the symbol “PTN.” On March 11, 2024 the last reported sale price of our common stock on the NYSE American was $1.71 per share.

This prospectus describes the general manner in which shares of common stock may be offered and sold by any Selling Stockholders. When the Selling Stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify, or replace information contained in this prospectus. We urge you to carefully read this prospectus, any prospectus supplement, and any documents we incorporate by reference into this prospectus before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 28, 2024

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●

our significant operating losses since our inception and our need to obtain additional financing has caused management to determine there is substantial doubt regarding our ability to continue as a going concern;

●	our ability to obtain additional financing on terms acceptable to us, or at all, including unavailability of funds or delays in receiving funds as a result of economic disruptions;

●	our expectation that we will incur losses for the foreseeable future and may never achieve or maintain profitability;

●

our business, financial condition, and results of operations may be adversely affected by increases in costs of and delays in conducting human clinical trials and the performance of our contractors and suppliers, reduction in our productivity or the productivity of our contractors and suppliers, supply chain constraints, and labor shortages;

●

the ability of Cosette Pharmaceuticals, Inc. (“Cosette”), which acquired Vyleesi® (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”) from us, to increase sales and make sales-based milestone payments to Palatin;

●	the results of clinical trials with our late-stage products, including

o

 PL9643, an ophthalmic peptide solution for dry eye disease (“DED”), which entered Phase 3 clinical trials in the fourth quarter of calendar year 2021, with top line results from the first Phase 3 clinical trial announced February 28, 2024, in which PL9643 did not achieve statistical significance for any clinical sign efficacy endpoint, and met positive results for the clinical symptom endpoint of pain, but only with age and sex adjustment in the statistical analysis;

o	PL8177, an oral peptide formulation for treatment of ulcerative colitis, which entered Phase 2 clinical trials in the third quarter of calendar year 2022; and

o	a proof-of-concept melanocortin agonist clinical trial for diabetic nephropathy, which entered a Phase 2 clinical in the fourth quarter of calendar year 2022;

●	estimates of our expenses, future revenue and capital requirements;

●	our ability to achieve profitability;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the timing or likelihood of regulatory filings and approvals;

●

our expectations regarding the clinical efficacy and utility of our melanocortin agonist product candidates for treatment of inflammatory and autoimmune related diseases and disorders, including ocular indications;

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●	our ability to compete with other products and technologies treating the same or similar indications as our product candidates;

●	the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

●	the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

●	our ability to recognize the potential value of our licensing arrangements with third parties;

●	the potential to achieve revenues from the sale of our product candidates;

●	our ability to obtain adequate reimbursement from private insurers and other healthcare payers;

●	our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

●	the performance and retention of our management team, senior staff professionals, other employees, and third-party contractors and consultants;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

●	our compliance with federal and state laws and regulations;

●	the timing and costs associated with obtaining regulatory approval for our product candidates;

●	the impact of fluctuations in foreign exchange rates;

●

the impact of any geopolitical instability, economic uncertainty, financial markets volatility, or capital markets disruption resulting from the ongoing military conflict between Russia and Ukraine, and any resulting effects on our revenue, financial condition, or results of operations;

●	the impact of legislative or regulatory healthcare reforms in the United States;

●	our ability to adapt to changes in global economic conditions as well as competing products and technologies;

●	our ability to timely recognize and identify any material weaknesses in our accounting controls and procedures; and

●	our ability to remain listed on the NYSE American stock exchange.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, any related free writing prospectus, the documents that we incorporate by reference into this prospectus, and the documents we reference in this prospectus and have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us,” or the “Company” or other similar terms mean Palatin Technologies, Inc. and its subsidiary, unless we state otherwise or the context indicates otherwise.

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SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and carefully consider the entire prospectus and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus.

Overview

We are a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.

Melanocortin Receptor System. The melanocortin receptor (“MCr”) system has effects on food intake, metabolism, sexual function, inflammation, and immune system responses. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects.

Our prior commercial product, Vyleesi®, was approved by the U.S. Food and Drug Administration (“FDA”) in June 2019 and was being marketed in the United States by AMAG Pharmaceuticals, Inc. (“AMAG”) for the treatment of hypoactive sexual desire disorder (“HSDD”) in premenopausal women pursuant to a license agreement between them for Vyleesi for North America, which was entered into on January 8, 2017 (the “AMAG License Agreement”). The AMAG License Agreement was terminated effective July 24, 2020, and we commenced marketing Vyleesi in North America. As disclosed in Note 5 to the Consolidated Financial Statements, effective December 19, 2023, Cosette acquired all rights to Vyleesi.

Our new product development activities focus primarily on MC1r agonists, with potential to treat inflammatory and autoimmune diseases such as dry eye disease, which is also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy, and inflammatory bowel disease. We believe that the MC1r agonist peptides in development have broad anti-inflammatory effects and appear to utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor, and MC4r peptide and small molecule agonists with potential utility in obesity and metabolic-related disorders, including rare disease and orphan indications.

Our Business Strategy. Key elements of our business strategy include:

●	Maintaining a team to create, develop and commercialize MCr products addressing unmet medical needs;

●

Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale, and distribution of product candidates that we are developing;

●

Partially funding our product development programs with the cash flow generated from the sale of Vyleesi to Cosette and existing license agreements, as well as any future research, collaboration, or license agreements; and

●	Completing development and seeking regulatory approval of certain of our other product candidates.

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The following chart illustrates the status of our drug development programs.

Implications of Being a Smaller Reporting Company

Because our annual revenue was less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates was less than $560.0 million on the last business day of our most recently completed second fiscal quarter, we qualify as a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The February Financing

On February 1, 2024, we completed a registered direct offering (the “Registered Offering”), in which we issued and sold an aggregate of 1,831,503 shares of common stock at a per share purchase price of $5.46. In a concurrent private placement (“Private Offering”), we also sold Private Warrants to purchase up to 1,831,503 shares of common stock at an exercise price of $5.46 to the investors in the Registered Offering. The Private Warrants are exercisable on the six-month anniversary of the date of issuance and have an expiration date of four years from the date of issuance. We received net proceeds of approximately $9.2 million from the February Financing, after deducting placement agent fees and other offering expenses payable by us.

Wainwright acted as exclusive placement agent in connection with the February Financing, and we paid to Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds from the February Financing and reimbursed Wainwright for certain expenses and legal fees incurred in connection therewith. Additionally, we issued the Placement Agent Warrants to certain designees of Wainwright as part of the compensation payable to Wainwright. The Placement Agent Warrants are exercisable for an aggregate of 91,575 shares of our common stock and have substantially the same terms as the Private Warrants, except that the Placement Agent Warrants have an exercise price of $6.825 per share.

We refer to the Private Warrants and the Placement Agent Warrants collectively as the “Warrants.”

NYSE Listing Compliance

On October 10, 2023, we received written notification from the NYSE American that we are not in compliance with Section 1003(a)(i) and (ii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, and Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company submitted a plan to regain compliance (the “Plan”) to the NYSE American on November 9, 2023, addressing how the Company intends to regain compliance with these requirements by April 10, 2025.

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On December 13, 2023, the Company received notice from the NYSE American that it had accepted the Company's Plan and granted a plan period through April 10, 2025 to regain compliance with the continued listing standards. If the Company is not in compliance with the continued listing standards by that date or if the Company does not make progress consistent with the Plan during the plan period, the NYSE American may commence delisting procedures.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 21, 1986, and commenced operations in the biopharmaceutical area in 1996. Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, New Jersey 08512, and our telephone number is (609) 495-2200. We maintain a website at http://www.palatin.com, where, among other things, we make available free of charge our Forms 3, 4 and 5, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and Section 16 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained in it or connected to it are not incorporated into this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Palatin Technologies® is a registered trademarks of the Company, and Palatin™ and the Palatin logo are trademarks of the Company. Other trademarks referred to in this prospectus are the property of their respective owners.

The Offering

Common Stock Offered by the Selling Stockholders:

1,923,078 shares of common stock, consisting of (i) 1,831,503 shares of common stock that are issuable upon the exercise of the Private Warrants, and (ii) 91,575 shares of common stock that are issuable upon exercise of the Placement Agent Warrants.

Plan of Distribution:	The Selling Stockholders will determine when and how they will sell the common stock covered by this prospectus. See the “Plan of Distribution” section of this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants if exercised for cash.

Risk Factors:

Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

NYSE American symbol:	PTN

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders for offer and sale, we are referring to the shares of our common stock that are issuable upon exercise of the Warrants as described under the above section entitled “The February Financing.” When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution, or other transfer.

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RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors below as well as those discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented, or superseded from time to time by other reports we have filed with the SEC or will file with the SEC in the future. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Risks Related to this Offering

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the Selling Stockholders sell shares of our common stock pursuant to this prospectus, the market price of our common stock may decrease due to the additional selling pressure in the market. In addition, the dilution from exercise of the Warrants may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

Risks Related to Our Common Stock

We are currently not in compliance with the continued listing standards of the NYSE American. Our failure to resume compliance with the continued listing standards or make continued progress toward compliance consistent with a plan of compliance that we submitted to NYSE American may result in the delisting of our common stock.

We received a notice from the staff of NYSE American that we are not in compliance with the NYSE American continued listing standards under Section 1003(a)(i) and (ii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders’ equity $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, and Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. We are now subject to the procedures and requirements of Section 1009 of the NYSE American Company Guide. Pursuant to Section 1009 of the Company Guide, we submitted to the NYSE American on November 9, 2023, a plan of actions that we will take to regain compliance with the continued listing standards by April 10, 2025. On December 13, 2023, the Company received notice from the NYSE American that it had accepted the Company’s Plan and granted a plan period through April 10, 2025 to regain compliance with the continued listing standards. If the Company is not in compliance with the continued listing standards by that date or if the Company does not make progress consistent with the Plan during the plan period, the NYSE American may commence delisting procedures.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. However, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the shares of common stock offered hereby, would result in gross proceeds to us of approximately $10.6 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We will bear the out-of-pocket costs, expenses, and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus including, without limitation, all registration and filing fees, NYSE American listing fees, and fees and expenses of our counsel and our accountants. The Selling Stockholders will bear their own underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to their sales of shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Holders of our common stock have the right to participate ratably in dividend distributions. The shares of our common stock offered hereby, when issued, will be fully paid and nonassessable.

Private Warrants

The following summary of certain terms and provisions of the Private Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Private Warrant, a form of which was filed as an exhibit to our current report on Form 8-K on February 1, 2024, and is incorporated by reference herein. As of the date of this prospectus, the Private Warrants were exercisable for an aggregate of 1,831,503 shares of our common stock.

Exercisability

The Private Warrants become exercisable on August 1, 2024, and expire on February 1, 2028. The Private Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Private Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock underlying the Private Warrants, then the Private Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Private Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Private Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price

The Private Warrants have an exercise price of $5.46 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Transferability

Subject to applicable laws, the Private Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Private Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Private Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Private Warrant is exercisable immediately prior to such event. If holders of our common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the alternate consideration it receives upon any exercise of the Private Warrant following the fundamental transaction.

Notwithstanding anything to the contrary, in the event of a fundamental transaction, we or any successor entity will, at the holder’s option, purchase Private Warrants that are exercisable concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), from their holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Private Warrants) of the remaining unexercised portion of the Private Warrant on the date of the consummation of the fundamental transaction; provided, however, that, if the fundamental transaction is not within our control, the holder will only be entitled to receive from us or any successor entity, as of the date of consummation of the fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Private Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction; provided, further, that if holders of our common stock are not offered or paid any consideration in such fundamental transaction, such holders of common stock will be deemed to have received common stock of the successor entity in such fundamental transaction.

Exchange Listing

There is no established trading market for the Private Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Private Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Private Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Private Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Private Warrant.

Placement Agent Warrants

The Placement Agent Warrants have substantially the same terms as the Private Warrants described above, except that the Placement Agent Warrants have an exercise price of $6.825 per share.

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company as the transfer agent and registrar for our common stock.

Market Information

Our common stock is traded on the NYSE American under the symbol “PTN.”

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the Selling Stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,923,078 shares of our common stock, which are issuable upon exercise of warrants that were issued to the Selling Stockholder in connection with the completion of the February Financing pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

The February Financing

On January 29, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the investor named on the signature page thereto, to sell in a registered direct offering, an aggregate of 1,831,503 shares of the Company’s common stock. The Purchase Agreement also provides that the Company will issue in a concurrent private placement the Private Warrants to purchase up to 1,831,503 shares of the Company’s common stock (the “Private Warrant Shares”). The shares of the Company’s common stock and accompanying Private Warrant were offered at a combined offering price of $5.46 per share of the Company’s common stock and Private Warrant to purchase one share of the Company’s common stock.

The Private Warrants are exercisable on the six-month anniversary of issuance for a period of three and one-half years from the issuance date, at an exercise price equal to $5.46 per Private Warrant Share. The Private Warrants are exercisable for cash, or, solely during any period when a registration statement for the issuance or resale of the Private Warrant Shares issuable upon exercise of the Private Warrants to or by the holder of such Private Warrants is not in effect, on a cashless basis.

Wainwright acted as exclusive placement agent in connection with the registered direct offering and concurrent private placement. The Company (i) paid the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of the offerings and (ii) reimbursed the placement agent for certain expenses and legal fees in connection with the offerings. In addition, the Company also issued to the placement agent or its designees the Placement Agent Warrants to purchase up to 91,575 shares of the Company’s common stock (the “Placement Agent Warrant Shares”) as part of the compensation payable to Wainwright. The Placement Agent Warrants have substantially the same terms as the Private Warrants, except that the Placement Agent Warrants have an exercise price of $6.825 per share.

A holder (together with its affiliates) may not exercise any portion of the Private Warrants or Placement Agent Warrants to the extent that the holder would own more than 9.99% (or, at the holder’s option upon closing of the registered direct offering and concurrent private placement, 4.99%) of the number of shares of the Company’s outstanding common stock immediately after exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

The Purchase Agreement contains a requirement to file a registration statement on Form S-1 (or other appropriate form if we are not then Form S-1 eligible) providing for the resale of the Private Warrant Shares issuable upon the exercise of the Private Warrants (the “Resale Registration Statement”), on or before March 14, 2024, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 120 days following the closing date of the Private Offering.

We are registering the Private Warrant Shares and Placement Agent Warrant Shares in order to permit the Selling Stockholders to offer such shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

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Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except as described in the table below.

Each of Charles Worthman, Craig Schwabe, Kira Sheinerman, Michael Vasinkevich and Noam Rubinstein are associated persons of Wainwright, which served as the exclusive placement agent in connection with the Company’s registered direct offerings that closed in November 2022 (the “November 2022 RD”) and the October 2023 (the “October 2023 RD”), each of which Wainwright received compensation for.

Armistice Capital, LLC was the sole investor in the November 2022 RD and the October 2023 RD.

Information About Selling Stockholder Offering

The term “Selling Stockholder” also includes any transferees, pledges, donees, or other successors in interest to the Selling Stockholders named in the table below. To our knowledge, except as indicated in the footnotes to the following table and subject to applicable community property laws, each Selling Stockholder named in the table has sole voting and investment power with respect to the common stock set forth opposite such Selling Stockholder’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named Selling Stockholder who is able to use this prospectus to resell the securities registered hereby.

The following table sets forth certain information concerning the Selling Stockholders and the shares of common stock beneficially owned by them and offered by them in this prospectus. Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination the shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares of common stock owned prior to the offering in the second column, the number of shares of common stock owned after the offering in the fourth column, and the percentage of shares of common stock owned after the offering in the fifth column do not reflect this limitation. The Selling Stockholders may sell all, some, or none of their shares in this offering. See the “Plan of Distribution” section of this prospectus.

The percentages of ownership of the Selling Stockholders in the below table is based upon 16,136,640 shares of common stock outstanding as of March 13, 2024.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percentage of Shares Owned After Offering
Anson East Master Fund LP	268,620	(2)	134,310	134,310	*
Anson Investments Master Fund LP	952,382	(3)	476,191	476,191	2.95%
Armistice Capital, LLC	4,787,174	(4)	610,501	4,176,174	25.88%
CVI Investments, Inc.	610,501	(5)	610,501	0	*
Charles Worthman(6)	3,004		916	3,004	*
Craig Schwabe(6)	10,138		3,090	10,138	*
Kira Sheinerman(6)	28,539		8,700	28,539	*
Michael Vasinkevich(6)	192,637		58,722	192,637	1.19%
Noam Rubinstein(6)	66,091		20,147	66,091	*

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*	Less than 1.0%

(1)	Assumes the sale of all shares of common stock offered pursuant to this prospectus.

(2)

Consists of (i) 134,310 shares of common stock issued to the Selling Stockholder in the February 2024 RD and (ii) 134,310 shares of common stock issuable upon exercise of the Private Warrants which are being registered hereby. The securities are directly held by Anson East Master Fund LP (“AEMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AEMF, hold voting and dispositive power over the securities held by AEMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of AEMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Consists of (i) 476,191 shares of common stock issued to the Selling Stockholder in the February 2024 RD and (ii) 476,191 shares of common stock issuable upon exercise of the Private Warrants which are being registered hereby. The securities are directly held by Anson Investments Master Fund LP (“AIMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AIMF, hold voting and dispositive power over the securities held by AIMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of AIMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)

Consists of (i) 1,818,182 shares of common stock issuable upon exercise of outstanding common stock purchase warrants that we issued in November 2022, (ii) 2,358,491 shares of common stock issuable upon exercise of outstanding common stock purchase warrants we issued in October 2023, and (iii) 610,501 shares of common stock issuable upon exercise of the Private Warrants which are being registered hereby. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The foregoing warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in it and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations. The address of Armistice Capital and the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)

Consists of 610,501 shares of common stock issuable upon exercise of the Private Warrants which are being registered hereby. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the Registration Statement on Form S-1 of which this prospectus forms a part. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(6)

The Selling Stockholder is affiliated with Wainwright, a registered broker-dealer and the placement agent for the February

 Financing with a registered address of H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, and, as a designee of Wainwright, received as compensation Placement Agent Warrants in the transaction described under the caption “Summary—The February Financing.” The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. The Selling Stockholder has sole voting and dispositive power over the securities held.

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PLAN OF DISTRIBUTION

The Selling Stockholders, including donees, pledgees, transferees, permitted assigns, or other successors in interest (including transferees that receive shares of common stock from the Selling Stockholders under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

●	through underwriters or dealers for resale to the public or to investors;

●	directly to one or more purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through public or privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

In particular, the Selling Stockholders may offer and sell, distribute, or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distributions may be effected from time to time in one or more transactions, including:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

●	through short sales;

●	through privately negotiated transactions;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers who may agree with any Selling Stockholder to sell a specified number of its shares at a stipulated price per share;

●	through the lending of such securities;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	through the distribution of such securities by any Selling Stockholder to its stockholders;

●	through a combination of any of the above methods; or

●	through any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with sales of our common stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The Selling Stockholders may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under this prospectus, as appropriate.

The Selling Stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under the prospectus, as appropriate.

We have agreed to bear all reasonable expenses incurred in connection with the registration of these shares, including the reasonable fees. The Selling Stockholders will be required to bear the expenses of any underwriting discounts and commissions incurred for the sale of shares of our common stock.

Agents, dealers, and underwriters may be entitled under agreements entered into with the Selling Stockholders to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers, or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services on the Selling Stockholders’ behalf.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective at all times until no Selling Stockholder owns any Warrants or any of the shares of common stock underlying the Warrants.

To the extent permitted by applicable law, the plan of distribution may be modified in a prospectus supplement or otherwise.

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LEGAL MATTERS

The validity of securities offered hereby has been passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. as of June 30, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred operating losses and negative cash flows from operations since inception and will need additional funding to complete planned product development efforts that raise substantial doubt. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.palatin.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided below in section titled “Information We Incorporate by Reference.”

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the year ended June 30, 2023, as filed with the SEC on September 28, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the SEC on November 14, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023, as filed with the SEC on February 14, 2023;

●

our Current Reports on Form 8-K and/or amendments thereto (other than any portions thereof deemed furnished and not filed), as filed with the SEC on July 11, 2023, August 4, 2023, August 7, 2023, August 8, 2023, August 10, 2023, September 7, 2023, September 8, 2023, October 13, 2023, October 19, 2023, October 24, 2023, December 18, 2023, December 20, 2023, and February 1, 2024; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 13, 1999, including all amendments and reports filed for the purpose of updating such description, including the description of our common stock contained in our annual report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 12, 2019, including any amendment or report for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Stephen T. Wills, Executive Vice President, Chief Financial Officer and Chief Operating Officer, Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, New Jersey 08512, Telephone: (609) 495-2200, Fax: (609) 495-2201.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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Up to 1,923,078 Shares of

Common Stock

PROSPECTUS

March 28, 2024

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